UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2010

NEKTAR THERAPEUTICS
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road
San Carlos, California 94070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On March 2, 2010, Nektar Therapeutics, a Delaware corporation (“Nektar”), issued a press release (the “Press Release”) announcing its year-end 2009 financial results.   A copy of the Press Release is furnished herewith as Exhibit 99.1.

On February 23, 2010, Nektar announced that management would hold a conference call on March 2, 2010 to review its 2009 year-end financial results and provide an update on Nektar’s business.  On this conference call, management expects to make certain forward-looking statements regarding certain pre-clinical and clinical development results and progress for certain of Nektar’s proprietary drug development programs, the value of Nektar’s pegylation and advanced polymer chemistry technology platform, the timing and availability of future clinical development program results, potential future revenues that may be realized in the future under certain of the Nektar’s collaboration agreements, and management’s financial guidance for 2010.  These forward-looking statements involve substantial risks and uncertainties including but not limited to: (i) Nektar’s proprietary drug candidates, including NKTR-118, NKTR-102 and NKTR-105, are in early to mid-stage clinical development and the risk of failure remains high and can unexpectedly occur at any stage prior to regulatory approval due to lack of efficacy, safety issues or other factors; (ii) the preliminary Phase 2 results for NKTR-102 in ovarian cancer patients in stage 1 announced by Nektar in January 2010 represent preliminary data only and this data remains subject to final data gathering and analysis review procedures; (iii) the preliminary results from stage 1 of the NKTR-102 clinical study for ovarian cancer are not necessarily indicative or predictive of the future results from stage 2 of this clinical study or the results of NKTR-102 in any of other cancer indications for which it is currently being studied (i.e. breast and colorectal cancers), (iv) the amount and timing of future payments that may become payable to Nektar under the license agreement with AstraZeneca for NKTR-118 and NKTR-119 is subject to a number of development, regulatory and commercial risks such as the risk of failure to obtain regulatory  approval for NKTR-118 and/or NKTR-119 based on safety, efficacy or other issues, the risk of a lack of government or private insurance reimbursement limiting commercial potential, the risk of competition from alternative competing therapies, and other important risks and uncertainties described or incorporated by reference herein; (v) the timing or success of the commencement or end of clinical trials and commercial launch of new drugs may be delayed or unsuccessful due to regulatory delays, clinical trial design, slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets;  (vi) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of Nektar’s technology platforms to potential new drug candidates is therefore very uncertain and unpredictable and one or more research and development programs could fail; (vii) management’s financial projections for the Nektar’s 2010 annual revenue, cash used in operations and year-end cash position are subject to the significant risk of unplanned revenue short-falls and unplanned expenses, which could adversely affect Nektar’s actual 2010 annual financial results and end of year cash position; (viii) Nektar’s patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; (ix) the outcome of any existing or future intellectual property or other litigation related to Nektar’s proprietary product candidates or partner product candidates where Nektar has indemnification responsibility; (x) the market sizes for Nektar’s proprietary and partnered product programs are based on management’s current estimates only and actual market sizes may differ materially and adversely; (xi) if Nektar is unable to establish and maintain collaboration partnerships (such as for NKTR-102 in 2010) on attractive commercial terms, our business, results of operations and financial condition could suffer; (xii) the timing of any new collaboration partnerships is difficult to predict due to availability of clinical data, the number of potential partners that need to complete due diligence and approval processes, and numerous other unpredictable factors that can delay, impede or prevent partnering transactions; and (xiii) certain other important risks and uncertainties set forth in Nektar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  Actual results could differ materially from the forward-looking statements made by management during the conference call and in the press release attached as Exhibit 99.1 hereto.  Nektar undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise

The information in this report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Year-End 2009 Financial Results” issued by Nektar Therapeutics on March 2, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Gil M. Labrucherie
Gil M. Labrucherie
General Counsel and Secretary

Date: March 2, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Nektar Therapeutics Reports Year-End 2009 Financial Results” issued by Nektar Therapeutics on March 2, 2010.